Exhibit 99

AZTAR

News Release

AZTAR REPORTS FOURTH-QUARTER 2003 RESULTS

       PHOENIX, Arizona - February 11, 2004 - Aztar Corporation (NYSE: AZR) today reported its fourth-quarter 2003 financial results. Revenue and EBITDA were lower in the quarter primarily as a result of the impact on operations from the collapse of a parking garage under construction at the Tropicana Atlantic City. Consolidated EBITDA was $30.2 million, which does not include potential profit recovery from claims made under the company's business interruption insurance, compared to $40.3 million in the 2002 quarter. Diluted earnings per share in the 2003 fourth quarter were 32 cents which include 19 cents from an IRS settlement; diluted earnings per share in the 2002 fourth quarter were 31 cents which include three cents from an IRS settlement.

Disruption to Operations from Construction Accident

        Operating results in the fourth quarter of 2003 were significantly impacted by the decline in revenue caused by the disruption that followed the tragic accident that occurred on October 30, 2003 at the site of the expansion of the Tropicana Atlantic City. The garage collapse resulted in the temporary evacuation of 600 hotel rooms; the closure of two blocks of Pacific Avenue and two blocks of Brighton Avenue; and obstruction of access to the Tropicana's porte cochere, self-park garage and bus terminal. While Pacific Avenue reopened on January 30, 2004, normal traffic patterns are still hindered by the continuing closure of one block of Brighton Avenue. As a result, the bus terminal remains closed and access to the porte cochere and the self-park garage continues to be accomplished via secondary routes.

       Claims for business interruption for fiscal November and December have been filed with the company's insurers in the amount of $7.0 million of EBITDA, and additional claims will be filed for continuing business interruption in 2004. Profit recovery from business interruption insurance will be recorded when the amount of recovery, which may be different from the amount claimed, is agreed to by the insurers. In the fourth quarter, had the insurers agreed to the amount of the claims filed by the company, that recovery would have contributed approximately 12 cents to diluted earnings per share for the quarter.

Aztar Fourth-Quarter 2003 Earnings Release      February 11, 2004 Page 2

         "With Pacific Avenue now reopened, in early February the Tropicana began augmenting its marketing programs to offset the loss of business caused by the continuing physical disruption as well as the perception of disruption caused by the accident," said Paul E. Rubeli, Aztar chairman of the board and chief executive officer. "The marketing emphasis is on substantially increasing advertising, entertainment and promotions, not on increasing coin giveaways or complimentaries. A new promotion called 'Derby Days' was launched this month and will be heavily advertised; entertainment schedules in our lounges have been significantly expanded; and our hotel room packages will be promoted heavily on television, radio and in newspapers. It is our goal to remain competitive in an aggressive and productive way while we await the opening of our expansion later this year."

Construction Status

        As previously reported, construction has resumed on the new 500-room hotel tower and portions of the 200,000-square-foot dining, entertainment and retail complex to be known as The Quarter. Preparation for removal of the garage debris is underway. Although a final schedule for the reconstruction must await completion of the debris removal and further inspection of the adjacent structure, the preliminary schedule calls for the opening of the expansion by the end of September 2004. The focus of the planning is to open the entire expansion, consisting of The Quarter, a 20,000-square-foot conference center, the hotel tower and a 2,400-space garage, at the same time in a complete and first-class manner.

Income Taxes

        The company and the Internal Revenue Service settled some unresolved issues in connection with the examination of the company's income tax returns for the years 1994 through 1999. The settlement resulted in a tax benefit in the 2003 fourth quarter of $6.7 million, equivalent to 19 cents diluted earnings per share. In the fourth quarter of 2002, the company settled the same issues with the IRS in connection with the 1992 and 1993 examination, resulting in a tax benefit of $1.0 million, equivalent to three cents diluted earnings per share.

Capital Expenditures and Share Repurchase

        In the fourth quarter of 2003, purchases of property and equipment totaled $44 million. Approximately $13 million of the total was spent on routine expenditures, and $31 million (including $2.6 million of capitalized interest) went for development. There were no share repurchases during the fourth quarter.

Aztar Fourth-Quarter 2003 Earnings Release      February 11, 2004 Page 3

Fiscal Year Results

        For fiscal 2003, the company reported EBITDA of $175.9 million, compared with $187.0 million in 2002. Diluted earnings per share were $1.66, to which an IRS settlement contributed 19 cents; diluted earnings per share in 2002 were $1.51, to which an IRS settlement contributed three cents.

Conference Call

        Our fourth-quarter 2003 earnings conference call will be broadcast live on the Internet beginning at 4:30 p.m. Eastern Standard Time on Wednesday, February 11, 2004. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.

Aztar Fourth-Quarter 2003 Earnings Release      February 11, 2004 Page 4

Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	Fourth Quarter		Fiscal Year
	2003	2002	2003	2002
	(unaudited)		(unaudited)

Tropicana Atlantic City
Revenue	$88.9	$106.4	$420.6	$453.8
EBITDA	$14.2	$26.0	$105.0	$120.7
Depreciation and amortization	$7.3	$7.1	$29.9	$28.7
Operating income	$6.9	$18.9	$75.1	$92.0

EBITDA margin	16.0%	24.4%	25.0%	26.6%
Operating income margin	7.8%	17.8%	17.9%	20.3%

Occupancy	83.5%	88.8%	91.9%	94.0%
ADR	$86.36	$83.35	$85.85	$85.54

Tropicana Las Vegas
Revenue	$37.3	$34.6	$153.6	$147.2
EBITDA	$6.2	$4.9	$26.1	$23.0
Depreciation and amortization	$1.4	$1.6	$6.5	$6.8
Operating income	$4.8	$3.3	$19.6	$16.2

EBITDA margin	16.6%	14.2%	17.0%	15.6%
Operating income margin	12.9%	9.5%	12.8%	11.0%

Occupancy	95.1%	88.1%	97.4%	93.2%
ADR	$72.79	$66.07	$70.64	$67.85

Ramada Express Laughlin
Revenue	$21.8	$22.6	$89.8	$92.8
EBITDA	$4.7	$5.3	$20.5	$22.7
Depreciation and amortization	$1.6	$1.5	$6.2	$6.0
Operating income	$3.1	$3.8	$14.3	$16.7

EBITDA margin	21.6%	23.5%	22.8%	24.5%
Operating income margin	14.2%	16.8%	15.9%	18.0%

Occupancy	63.3%	68.6%	71.3%	73.2%
ADR	$28.36	$28.62	$29.61	$31.21

Aztar Fourth-Quarter 2003 Earnings Release      February 11, 2004 Page 5
		Fourth Quarter				Fiscal Year
	2003		2002		2003		2002
		(unaudited)				(unaudited)

Casino Aztar Evansville
Revenue		$31.9		$30.0		$126.0		$116.3
EBITDA		$8.5		$7.4		$35.8		$30.3
Depreciation and amortization		$1.4		$1.5		$5.6		$6.1
Operating income		$7.1		$5.9		$30.2		$24.2

EBITDA margin		26.6%		24.7%		28.4%		26.1%
Operating income margin		22.3%		19.7%		24.0%		20.8%

Occupancy		82.2%		82.2%		84.8%		83.4%
ADR		$61.09		$65.61		$63.45		$65.51

Casino Aztar Caruthersville
Revenue		$5.4		$5.5		$23.1		$24.2
EBITDA		$0.9		$1.0		$4.2		$4.5
Depreciation and amortization		$0.7		$0.7		$2.7		$2.8
Operating income		$0.2		$0.3		$1.5		$1.7

EBITDA margin		16.7%		18.2%		18.2%		18.6%
Operating income margin		3.7%		5.5%		6.5%		7.0%

Corporate
EBITDA	$	(4.3)	$	(4.3)	$	(15.7)	$	(14.2)
Depreciation and amortization		$0.0		$0.0		$0.0		$0.1
Operating income	$	(4.3)	$	(4.3)	$	(15.7)	$	(14.3)

Consolidated
Revenue		$185.3		$199.1		$813.1		$834.3
EBITDA		$30.2		$40.3		$175.9		$187.0
Depreciation and amortization		$12.4		$12.4		$50.9		$50.5
Operating income		$17.8		$27.9		$125.0		$136.5
Net income		$11.7		$12.1		$60.9		$58.9

EBITDA margin		16.3%		20.2%		21.6%		22.4%
Operating income margin		9.6%		14.0%		15.4%		16.4%
Net income margin		6.3%		6.1%		7.5%		7.1%

EBITDA Explanation and Reconciliation

EBITDA is net income before income taxes, equity in unconsolidated partnership's loss, interest expense, interest income, and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to

Aztar Fourth-Quarter 2003 Earnings Release      February 11, 2004 Page 6

compare operating results among our properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Interest expense, net of interest income, and income taxes are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

	Fourth Quarter		Fiscal Year
	2003	2002	2003	2002
	(unaudited)		(unaudited)

EBITDA
Tropicana Atlantic City	$14.2	$26.0	$105.0	$120.7
Tropicana Las Vegas	6.2	4.9	26.1	23.0
Ramada Express Laughlin	4.7	5.3	20.5	22.7
Casino Aztar Evansville	8.5	7.4	35.8	30.3
Casino Aztar Caruthersville	0.9	1.0	4.2	4.5
Corporate	(4.3)	(4.3)	(15.7)	(14.2)
Consolidated	30.2	40.3	175.9	187.0
Depreciation and amortization	(12.4)	(12.4)	(50.9)	(50.5)
Operating income	17.8	27.9	125.0	136.5
Interest income	0.2	0.2	0.7	1.1
Interest expense	(8.8)	(9.8)	(36.4)	(41.2)
Equity in unconsolidated
partnership's loss*	0.0	0.0	0.0	(0.5)
Income taxes	2.5	(6.2)	(28.4)	(37.0)
Net income	$11.7	$12.1	$60.9	$58.9

* The company's share of interest expense and depreciation and amortization.

Margins
Margins are calculated as a percentage of revenue.

Aztar Fourth-Quarter 2003 Earnings Release      February 11, 2004 Page 7

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

# # #

The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of new competition including the Borgata, which opened in Atlantic City in July 2003, uncertainties related to the extent and timing of our recoveries from our insurance carriers for our various losses suffered in connection with the accident on October 30, 2003, the extent to which our existing operations will continue to be adversely affected by the ongoing effects of the accident on October 30, 2003, uncertainties related to the extent and effects of the delay in the construction and completion of the Tropicana Atlantic City expansion, which could be significantly greater and longer than we currently anticipate, the ongoing benefit of dockside gaming in Indiana, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, legislative matters and referenda including the potential legalization of gaming in Maryland, New York and Pennsylvania, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for January 2, 2003 and certain registration statements of the company.

For additional information, please contact Joe Cole, Vice President Corporate Communications, at 602-381-4111.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended January 1, 2004 and January 2, 2003
(in thousands, except per share data)
	Fourth Quarter		Year
	2003	2002	2003	2002
Revenues
Casino	$145,012	$160,180	$641,096	$664,957
Rooms	17,638	16,239	76,218	73,702
Food and beverage	13,107	13,532	55,979	56,232
Other	9,587	9,122	39,853	39,383
	185,344	199,073	813,146	834,274

Costs and expenses
Casino	66,570	69,551	277,969	281,211
Rooms	9,310	8,788	39,349	38,336
Food and beverage	13,083	13,006	53,645	53,448
Other	7,181	7,303	30,106	31,888
Marketing	19,161	20,664	76,774	82,057
General and administrative	20,508	18,631	77,739	75,831
Utilities	3,888	3,736	17,761	16,723
Repairs and maintenance	5,516	5,942	24,123	24,852
Provision for doubtful accounts	344	722	1,530	2,582
Property taxes and insurance	7,187	7,428	29,442	27,597
Rent	2,394	3,021	8,779	12,770
Depreciation and amortization	12,433	12,438	50,906	50,499
	167,575	171,230	688,123	697,794

Operating income	17,769	27,843	125,023	136,480

Interest income	187	175	736	1,035
Interest expense	(8,835)	(9,785)	(36,375)	(41,224)
Equity in unconsolidated partnership's loss	--	--	--	(458)

Income before income taxes	9,121	18,233	89,384	95,833

Income taxes	2,571	(6,180)	(28,454)	(36,974)

Net income	$11,692	$12,053	$60,930	$58,859
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Net income per common share	$.34	$.32	$1.72	$1.56

Net income per common share assuming dilution	$.32	$.31	$1.66	$1.51

Weighted-average common shares applicable to:
Net income per common share	34,172	37,277	34,999	37,191
Net income per common share assuming dilution	36,048	38,556	36,563	38,841

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)

	January 1, 2004	January 2, 2003
Assets
Cash and cash equivalents	$70,586	$52,896
Other current assets	58,545	56,376
Total current assets	129,131	109,272
Investments	19,586	17,420
Property and equipment	1,121,669	1,025,059
Intangible assets	65,066	53,625
Other assets	12,321	5,306
	$1,347,773	$1,210,682
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Liabilities and Shareholders' Equity
Current portion of long-term debt	$16,963	$5,015
Other current liabilities	115,093	114,606
Total current liabilities	132,056	119,621
Long-term debt	628,603	524,066
Other long-term liabilities	47,287	46,040
Series B convertible preferred stock	5,253	5,601
Shareholders' equity	534,574	515,354
	$1,347,773	$1,210,682
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